EXHIBIT 5.1
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
SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)                       125 Broad Street, New York 10004-2498
CABLE ADDRESS: LADYCOURT, NEW YORK                                     __________
FACSIMILE: (212) 558-3588 (125 Broad Street)                               375 PARK AVENUE, NEW YORK 10152
         (212) 558-1139 (250 Park Avenue)          1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
                                                           444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                                                                             8, PLACE VENDOME, 75001 PARIS
                                                    ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                                                        101 COLLINS STREET, MELBOURNE 3000
                                                            2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
                                                                     NINE QUEEN'S ROAD, CENTRAL, HONG KONG
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                                                              September 16, 1997




Dendrite International, Inc.,
   1200 Mount Kemble Avenue,
      Morristown, NJ 07960-6797.

Dear Sirs:

         In connection with the registration under the Securities Act of 1933 (the "Act") of 500,000 shares of Common Stock ("Common Stock"), without par value, of Dendrite International, Inc., a New Jersey corporation (the "Company"), some of which may be newly issued Common Stock by the Company after the date hereof pursuant to the terms of the 1997 Stock Incentive Plan (the "Securities"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the terms of the issue and sale of the Securities have been duly established in conformity with the Company's


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Dendrite International, Inc.                                             Page 2



certificate of incorporation, and the Securities have been duly issued and sold as contemplated by the Registration Statement and the terms of the 1997 Stock Incentive Plan under which such Securities are to be issued, the Securities will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Federal laws of the United States and the Business Corporation Act of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                                 Very truly yours,


                                                 /s/ SULLIVAN & CROMWELL